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                                                                    Exhibit 5.1
                           OPINION OF KING & SPALDING


                               September 23, 2002


America Service Group Inc.
105 Westpark Drive, Suite 300
Brentwood, Tennessee 37027


         Re:      America Service Group Inc. Registration Statement on Form S-3


Ladies and Gentlemen:


         We have acted as counsel for America Service Group Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to the sale of 480,000 shares of the Company's Common Stock, par value $.01 (the "Shares").

         As such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

         The opinions expressed herein are limited in all respects to the corporate laws of the State of Delaware (which includes the Delaware General Corporation Law, applicable provisions of the Delaware Constitution and reported judicial decisions concerning those laws), and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing, we are of the opinion that the Shares are, or when issued will be, validly issued, fully paid and nonassessable.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus that is included in the Registration Statement.


                                    Very truly yours,


                                    /s/ King & Spalding